As filed with the Securities and Exchange Commission on March 10, 2006

REGISTRATION NO. 333-66047

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	2836	22-2822175
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer Number)
incorporation or organization)	classification code number)

Medarex, Inc.

707 State Road

Princeton, NJ  08540

(609) 430-2880

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald L. Drakeman

President and Chief Executive Officer

Medarex, Inc.

707 State Road

Princeton, NJ  08540

(609) 430-2880

COPIES TO

W. Bradford Middlekauff, Esq.	Dwight A. Kinsey, Esq
Senior Vice President, General Counsel	Satterlee Stephens Burke & Burke LLP
and Secretary	230 Park Avenue
Medarex, Inc.	New York, NY 10169
707 State Road	(212) 818-9200
Princeton, NJ 08540
(609) 430-2880	.

EXPLANATORY NOTE

The purpose of this filing is to deregister the resale by a certain Selling Securityholder (as defined below) of up to 4,176,673 shares of our common stock, per value $.01 per share, under that certain Registration Statement on Form S-3 (File No. 333-66047), as amended, and together with all exhibits, amendments and supplements thereto (the “Registration Statement”), as originally filed by Medarex, Inc. (the “Registrant”) with the Commission on October 23, 1998.

This request is made based upon the following grounds:

Pursuant to the terms of a Rights Exchange Agreement, dated June 10, 1998 (the “Agreement”), entered into by and among the Registrant and BCC Acquisition I LLC (the “Selling Securityholder”) in connection with the merger of GenPharm International, Inc. (“GenPharm”), with a subsidiary of the Registrant and pursuant to which GenPharm became a wholly-owned subsidiary of the Registrant, the Registrant filed the Registration Statement covering securities issued to the Selling Securityholder as consideration in the merger, and the parties thereto agreed that the Registration Statement would remain in effect for a period of seven years from the closing date or such shorter period that would terminate when all of the registrable securities covered by the Registration Statement had been sold pursuant thereto.

Because it has been more than seven years since the August 4, 1998 closing date, the Registrant no longer has an obligation under the Agreement to maintain the Registration Statement’s effectiveness.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey, on this 10th day of March, 2006.

MEDAREX, INC.

By:	/s/ IRWIN LERNER*
Irwin Lerner
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ IRWIN LERNER*	Chairman of the Board	March 10, 2006
Irwin Lerner

/s/ DONALD L. DRAKEMAN	President, Chief Executive Officer and	March 10, 2006
Donald L. Drakeman	Director (Principal Executive Officer)

/s/ CHRISTIAN S. SCHADE	Senior Vice President and Chief Financial	March 10, 2006
Christian S. Schade	Officer (Principal Financial and Accounting Officer)

/s/ MICHAEL A. APPELBAUM*	Director	March 10, 2006
Michael A. Appelbaum

	Director	March 10, 2006
Patricia M. Danzon

	Director	March 10, 2006
Ronald J. Saldarini

/s/ CHARLES R. SCHALLER*	Director	March 10, 2006
Charles R. Schaller

/s/ JULIUS A. VIDA*	Director	March 10, 2006
Julius A. Vida

* BY: /s/ DONALD L. DRAKEMAN
Donald L. Drakeman, as attorney-in-fact pursuant to Power of Attorney previously filed

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